UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2012

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2012 Zoom Telephonics, Inc. (“Zoom”) entered into a Loan and Security Agreement with Silicon Valley Bank (the “Loan Agreement”).  The Loan Agreement provides for up to $1 million of revolving credit, subject to a borrowing base formula and other terms and conditions as specified in the Loan Agreement.  The Loan Agreement has a one year term which expires April 9, 2013.  Borrowings are secured by all of Zoom’s assets including Zoom’s intellectual property.

Copies of the Loan Agreement and the Intellectual Property Security Agreement are attached as exhibits to this Current Report on Form 8-K.  The foregoing description of the exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which is incorporated by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

ITEM 8.01 OTHER EVENTS

On April 12, 2012, Zoom issued a press release announcing the completion of the transaction referred to in Item 1.01 of this Current Report on Form 8-K.  A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Loan and Security Agreement, dated April 10, 2012, between Zoom Telephonics, Inc. and Silicon Valley Bank
10.2	Intellectual Property Security Agreement, dated April 10, 2012, between Zoom Telephonics, Inc. and Silicon Valley Bank
99.1	Press Release dated April 12, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2012	ZOOM TELEPHONICS, INC.

	By:	/s/ Frank Manning
Frank Manning, President, CEO and Acting Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Loan and Security Agreement, dated April 10, 2012, between Zoom Telephonics, Inc. and Silicon Valley Bank
10.2	Intellectual Property Security Agreement, dated April 10, 2012, between Zoom Telephonics, Inc. and Silicon Valley Bank
99.1	Press Release dated April 12, 2012

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